Exhibit 10.15

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this ''Agreement") is entered into this 26 day of May, 2011,  by  and between Southern   Trust  Securities  Holding   Corp.,  a Florida corporation,  with a  principal address of  145 Almeria Avenue, Coral  Gables,  Florida 33134 (hereinafter, "STS''), represented herein by Kevin E.  Fitzgerald, acting in his capacity as President, and Rentier Fideicomiso Financiero, an Argentine fideicomiso financiero ("Rentier"), acting through its trustee ArsCap S.A., with a principal address of Olga Cossettini 831, first floor, Buenos Aires, Argentina, represented herein by Eduardo R. Tabak in his capacity as Vice President of ArsCap S.A. STS and Rentier shall be referred to herein individually as a "Party," and collectively as the "Parties".

      For good and valuable consideration the receipt of which is hereby acknowledged by the Parties by executing this Agreement, the Parties agree as follows:

I.  Purchase of Nexo Shares.   At Closing (as defined in Section 2 below), Rentier shall sell  to STS and STS shall purchase from Rentier 2,763,246 shares (the "Nexo Shares") of the voting common stock of Nexo Emprendimientos S.A., an Argentine corporation ("Nexo"), constituting 12.20% of Nexo's voting capital stock, in consideration of (a) the payment by STS to Rentier of U.S. $1,000,000 (the ''Cash Purchase Price") and (b) the issuance  by STS to Rentier of 1,864,857 newly issued  restricted shares of t he common stock of STS constituting 9.72% (excluding any STS warrants or options, or any of STS shares to be purchased pursuant to Section 5(b)) of STS common issued stock (the "STS Shares").

2.   Closing.   The closing of the transactions contemplated pursuant to Section 1 above (the "Closing") shall occur on the date of the execution of this Agreement, at which time (a) STS shall pay the Cash Purchase Price by wire transfer in immediately available funds to an account designated  in writing by Rentier, ( b) STS shall  irrevocably instruct its transfer agent to issue to Rentier the STS Shares by no later than [three (3) days] from the date of Closing, and (c) Rentier shall send Nexo a notice in the form attached hereto as Exhibit A.

3.  Representations and Warranties of STS.

(a)  Organization and Corporate Power. STS is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida.

(b) Authorization. STS has the requisite power and authority to execute and de liver this Agreement and to consummate the transactions contemplated hereby. This Agreement has  been duly  executed  and  deli vered  by STS,  and  validly  authorized  by all  of  its corporate  bodies. This Agreement constitutes a valid and binding obligation of STS, enforceable against it in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization and other similar laws affecting enforcement or creditors' rights generally.

(c) Consents and Approvals. No Violations.  Neither the execution nor delivery of this Agreement by STS or any of the related documents will (a) conflict with or result in an y breach of any provision of the charter documents of STS; (b) result in a violation or breach of any agreement or instrument or obligation to which STS is a party or by which STS or its properties or assets are bound; or (c) violate any law applicable to STS or any of its respective properties or assets.

(d)  STS Shares.  The STS Shares upon issuance shall be duly and validly issued, subscribed, paid-in and outstanding securities, with no liens attached thereto. The terms of  issue  of  STS  Shares  have  been  approved  in accordance  with  STS's   Articles of Incorporation and bylaws and are not subject to any preemptive rights or right to accrue of any  other stockholder  of STS.  There  are  no options,  warrants, coupons  for  the subscription of or other rights for the acquisition of shares of STS, nor bonds or preferred shares  convertible  into or exchangeable  for shares,  that m ay  in general grant STS's current stockholders the right to acquire the STS Shares and STS has not undertaken to issue  such opt ions, warrants, coupons for the subscription of shares,  rights, bonds or preferred shares. STS has no (a) capital increase or decrease pending; (b) subscription, issue or redemption of shares pending; (c) amendment of its bylaws pending; (d) merger, spin off, split up, or transfer of the business as a going concern pending; or (e) any other corporate action with a similar significance or effect pending. STS is entitled to issue and dispose of the STS Shares with no liens attached thereto, and there are no restrictions on the transfer of such securities to Rentier. Upon the consummation of the transactions contemplated in this Agreement, Rentier shall acquire good and marketable title to, subject to applicable securities law restrictions, the STS Shares, free and clear of any encumbrances, including, without limitation, any priority, preemptive rights or preference granted to any person. The Parties agree that for a period of six (6) months from the issuance of the STS Shares to Rentier, the STS Shares shall be "restricted securities" pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and therefore Rentier shall not be entitled to sell or dispose of the STS Shares, without registration or an applicable exemption therefrom.   Subsequent to such six (6) month period, Rentier may sell, transfer or convey the STS Shares as it deems appropriate subject to compliance with the applicable requirements of Rule 144 under the Securities Act.

(e)   Litigation.   There is no legal action, suit, controversy, and/or governmental investigation pending or, to the knowledge of STS, threatened against or by, STS and/or any of its shareholders or affiliates by or before any court or governmental entity which, whether individually or in the aggregate, would reasonably be expected to materially impair STS's ability to consummate the transactions contemplated under this Agreement.

(f)  Exempt Transaction. STS understands that its offer and sale of the STS Shares is intended to be exempt from registration under the Securities Act and exempt from registration or qualification under state securities l aw.

(g) Purchase for Own Account. STS confirms that the Nexo Shares will be acquired for STS 's own account and not with a view to the distribution of such securities.

(h) Investment Experience. STS acknowledges that it can bear the economic risk of its investment in the Nexo Shares, and has such knowledge and experience in financial or business matters through its directors and officers that it is capable of evaluating the merits and risks of the investment in the Nexo Shares.

(i)  Investment Process. STS has independently evaluated its investment decision; followed its own investment procedures; conducted diligence and received information it needed for an informed decision to purchase the Nexo Shares.

(j)  STS Current Shareholding. Prior to consummating the transactions contemplated hereunder, STS owns 3,918,640 shares of Nexo, representing  17.30% of Nexo's voting capital stock.

4.  Representations and Warranties of Rentier.

(a)  Organization and Corporate Power.  Rentier   is a fideicomiso financiero duly organized, validly existing and in good standing under the laws of Argentina, especially the trust law number 24,441. The trustee ArsCap S.A. limits its responsibility to Rentier's assets in accordance with such law.

(b) Authorization. Rentier has the requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.     This Agreement has been duly executed and delivered by Rentier, and validly authorized by all of its t rust authorities. This Agreement constitutes a valid and binding obligation of Rentier,  enforceable  against  it  in  accordance  with  its  terms,  except  as  limited  by applicable   bankruptcy, insolvency, reorganization  and  other similar laws  affecting enforcement of creditors' rights generally.

(c) Consents and Approvals. No Violations.  Neither the execution nor delivery of this Agreement by Rentier or any of the related documents will (a) conflict with or result in any breach of any provision of the charter documents of Rentier; (b) result in a violation or breach or any agreement or instrument or obligation to which Rentier is a party or by which Rentier or its properties or assets are bound; or (c) violate any law applicable to Rentier or any of its respective properties or assets.

(d) Nexo Shares. Rentier is the holder of, and is entitled to dispose of the Nexo Shares with  no liens  attached  thereto,  and  there are  no  restrictions on  the  transfer of  such securities  to  STS.  Upon  the consummation  of  the  transactions contemplated in this Agreement,  STS  shall  acquire  good  and  marketable  title  to,  subject  to  applicable securities  law  restrictions,  the  Nexo  Shares,  free  and  clear  of  an y  encumbrances, including, without limitation, any priority, preemptive rights or preference granted to any person.

(e)   Litigation.  There is no legal   action, suit,   controversy,   and/or governmental investigation pending or, to the knowledge of Rentier, threatened against or by, Rentier and/or any of its shareholders or affiliates by or before any court or governmental entity which,  whether  individually  or  in  the aggregate, would  reasonably  be  expected  to materially impair Rentier's ability to consummate  the transactions contemplated under this Agreement.

(f)  Exempt Transaction. Rentier understands that the offer and sale by Rentier of the Nexo Shares is intended to be exempt from registration under the Securities Act and exempt from registration or qualification under state securities law.

(g) Purchase for Own Account.  Rentier confirms that the STS Shares to be received by Rentier will be acquired for Rentier's own account and not with a view to t he distribution of such securities.

(h) Investment Experience. Rentier acknowledges that it can bear the economic risk of its investment in the STS Shares, and has such knowledge and experience in financial or business matters through its directors and officers that it is capable of evaluating the merits and risks of the investment in the STS Shares.

(i) Accredited Buyer. Rentier is an "accredited investor" within the meaning of SEC Rule 50 l of Regulation D under the Securities Act.

(j) Investment Process. Rentier has independently evaluated its investment decision; followed its own investment procedures; conducted diligence and received information it needed for an informed decision to purchase the STS Shares.

(k)  Restricted Securities.    Rentier understands that the STS Shares are "restricted securities" under the U.S. federal securities laws and that such securities may be resold without registration under the Act only in certain limited circumstances. In the absence of an effective registration statement covering the securities or an available exemption from registration under the Act, the securities must be held indefinitely. In this connection, Rentier represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

5.  Rentier Undertakings.

(a) Rentier hereby agrees that after Closing, it will invest $957,143 into Nexo in the form of a new Nexo U.S. $957,143 Bond (obligaci6n negociable) which will  bear interest at a rate of 8% annually. The interest will   be paid in kind until the end of September of 2012 whereupon the Bond will begin to amortize equally over the subsequent 10 consecutive quarters. The Bond shall be backed by assets satisfactory to Rentier (including Nexo's assets or public bonds).

In the interim  period  between Closing and  issuance by Nexo of a Bond (obligación negociable)  with the aforementioned terms and conditions, within ten (10) business days from Closing Rentier shall lend Nexo U.S. $957,143 pursuant to a loan agreement, which terms and conditions shall mirror those described in (a) above.

(b) Rentier hereby agrees to invest U.S. $42,857 in a private placement of STS shares currently in process.

6.  Registration   Rights.  STS agrees that if at any time within the three year period commencing on the date of this Agreement, STS should file a registration statement with the United States Securities and Exchange Commission under the Securities Act (other than in connection with a merger or other business combination transaction or pursuant to Form S-8), it will give written notice at least 30 calendar days prior to the filing of each such registration statement to Rentier of its intention to do so. If Rentier promptly notifies STS in writing of its desire to include the STS Shares in the proposed registration statement, STS shall use its “best efforts" to have the STS Shares registered under such registration statement.  Notwithstanding the foregoing, STS shall have the right at any time after it shall have given written notice (irrespective of whether a written request for inclusion of any such securities shall  have  been  made) to elect  not to file any such proposed registration statement, or to withdraw the same after the filing but prior to the effective date thereof. If the managing underwriter of an STS stock offering or financial advisor of STS, in good faith and for valid business reasons, objects to such rights, such objection shall preclude such inclusion. All expenses incurred by STS in registration of the STS shares,  including without limitation all registration and  filing fees,  fees and disbursements of all independent auditors or legal counsel for STS and the expense of any special  audits incident to, or required by, any such  registration and the expenses of complying with the securities laws of any jurisdiction shall be paid by STS.

7.   Miscellaneous.

(a) Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived only with the written consent of all of the Parties.

(b) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Argentina. Any controversy arising in connection with this Agreement, including  the  existence,  validity,  construction  or  enforcement  hereof  (the "Controversy"), shall be settled under the Rules of Mediation and Conciliation of the General Arbitration Tribunal of the Buenos Aires Stock Exchange. Any Controversy not settled under the aforementioned rules shall be settled by arbitration in law (arbitraje de derecho) to be conducted under such Rules. The arbitration award shall be final and binding on the Parties.

(c) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and t he same instrument.

(d) Entire Agreement Assignment. This Agreement (a) constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes other prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof and (b) shall  not be assigned, by either Party, without the prior written consent of the other Party. Notwithstanding the foregoing, nothing in this Agreement shall   be deemed to affect the validity or continuing effectiveness of any of the provisions of that certain Revised Letter of Intent dated as of April 19, 2011   by and between STS, Probenefit S.A., an Argentine sociedad anonima , Nexo and ArsCap, S.A.

(e)  Severability.  The invalidity or unenforceability of  any  term or  provision of  this Agreement in any situation or jurisdiction shall not affect the validity or enforceability of the other terms or provisions hereof, and the remaining terms and provisions shall remain in full force and effect.

(f) Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and shall in no way be construed to define, limit, describe, explain, modify, amplify or add to the interpretation, construction or meaning of any provision of, or scope or intent of, this Agreement nor in any way affect this Agreement.

(g) No Waivers.  Except as otherwise expressly provided herein, no failure to exercise, delay in exercising, or single or partial exercise of any right, power or remedy by any Party, and no course of dealing between the Parties, shall constitute a waiver of any such right, power or remedy. No waiver by a Party of any default, misrepresentation or breach of warranty o r covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or  affect in any way any rights arising by virtue of any prior or subsequent such occurrence. No waiver shall be valid unless in writing and signed by the Party against whom such waiver is sought to be enforced.

(h)   Language.  This  Agreement  has  been  negotiated in  both  Spanish  and  English language  and  executed in  both languages. The English language version of this Agreement shall control and be conclusive as to the meaning of any terms and provisions hereof or thereof.

      IN WITNESS   WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.

Southern Trust Securities Holding Corporation

/s/ Kevin Fitzgerald 5/28/11
By: Kevin Fitzgerald Date: 5/26/2011

ArsCap S.A. Acting solely in its capacity of Trustee of Rentier Fideicomiso Financiero

/s/ Rentier Fideicomiso Financiero
By: Date:

Exhibit A

[DATE]

Senores
NEXO EMPRENDIMIENTOS S.A.
Avda. Corrientes 311 Piso 11
Ciudad Autónoma de Buenos Aires
Presente

Referencia: Notifica Transferencia de Acciones.

De mi consideración:

       Tengo el agrado de dirigirme a Uds. En mi carácter de ● de ArsCap S.A., fiduciario de Rentier Fideicomiso Financiero, a fin de informarles que en la fecha de hoy Rentier Fideicomiso Financiero ha transferido a Southern Trust Securities Holding Corporation, con domicilio en 145 Almeria Avenue, Coral Gables, FL 33134, 2.763.246  acciones ordinarias,  que  en conjunto  representan el  doce  coma  veinte  por ciento (12,20%)  del capital social de Nexo Emprendimientos S.A., con todos los derechos y obligaciones que sin limitación alguna les corresponden a tales acciones.

       En tal sentido, solicito a   Uds.  Ordenen la inscripción de la transferencia  indicada  a  favor  de  Rentier  Fideicomiso  Financiero  en el Registro  de Acciones de Nexo Emprendimientos S.A.

                      Sin otro particular, lo saluda atentamente,

                      ArsCap S.A., fiduciario de
                      Rentier Fideicomiso Financiero

                      Por: ____________________________